EXHIBIT 32.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley of 2002
With Respect to the Quarterly Report on Form 10-QSB for the Period ended October 31, 2005
Of Strategy International Insurance Group, Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Strategy International Insurance Group, Inc., a Texas corporation (the “Company”), does hereby certify to such officer’s knowledge that:

1.
TheCompany’s Quarterly Report on Form 10-QSB for the period ended October 31, 2005 (the “Form 10-QSB”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written certification has been provided to the Company and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 15, 2005	By:	/s/ Steven Stonhill

Name: Steven Stonhill Title: Chief Executive Officer

Date: December 15, 2005	By:	/s/ Louis Lettieri

Name: Louis Lettieri Title: Chief Financial Officer

The certificate set forth above is being furnished as an exhibit solely pursuant to Section906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-QSB or as a separate disclosure document of the Company or the certifying officers.